Lee Enterprises Reports Fourth Quarter and Full-Year FY24 results

Total Digital Revenue(1) was 51% of revenue in the quarter, representing $82M
Digital-only subscription revenue increased 30%(2) in the quarter
Amplified Digital® Agency revenue totaled $28M in the quarter, up 21% YOY(2), approaching $100M for the fiscal year

DAVENPORT, Iowa (December 12, 2024) — Lee Enterprises, Incorporated (NASDAQ: LEE), a digital-first subscription platform providing high quality, trusted, local news, information and a major platform for advertising in 73 markets, today reported preliminary fourth quarter fiscal 2024 financial results(3) for the period ended September 29, 2024.

“The team achieved significant milestones in FY24, driving 41% revenue growth(2) in digital subscriptions and approaching $100 million in Amplified Digital® revenue for the fiscal year,” said Kevin Mowbray, Lee’s President and Chief Executive Officer. “We successfully met our digital subscription unit target and laid a robust foundation for our digital transformation through talent investments in AI, technology expertise, and complex IT infrastructure. While these accomplishments reflect strong execution of our strategy, we are not satisfied with the overall operating metrics, as we fell short of our Adjusted EBITDA target,” Mowbray added.

Key Fiscal Year 2024 Highlights:

•Total operating revenue was $611 million.
•Total Digital Revenue was $299 million, a 11% increase over the prior year(2), and represented about half of our total operating revenue.
•Total Print Revenue was $312 million, a 21% decrease over the prior year(2).
•Operating expenses totaled $611 million and Cash Costs(4) totaled $553 million, a 7% and 10% decrease compared to the prior year, respectively.
•Adjusted EBITDA(4) totaled $65 million.

"As we look ahead to FY25, we remain confident in the strength of our core strategy and the opportunities it presents. We are uniquely positioned to lead the growth of local advertising driven by advancements in AI. With our vast library of hyper-local content and strong relationships with over 25,000 local advertisers, we have an unparalleled foundation to capitalize on this shift. Through strategic partnerships with leading AI and technology companies, like Perplexity and ProRata.ai, that were recently announced, we aim to scale rapidly and further solidify our dominant position in the local market, unlocking new growth opportunities and delivering enhanced value to our stakeholders," said Mowbray.

Key Fourth Quarter Highlights:
•Total operating revenue was $159 million.
•Total Digital Revenue was $82 million, a 13% increase over the prior year(2), and represented 51% of our total operating revenue.
•Revenue from digital-only subscribers totaled $24 million, up 30% over the prior year(2).
•Digital advertising and marketing services revenue represented 73% of our total advertising revenue and totaled $52 million. Revenue at Amplified increased 21%(2) and totaled $28 million.

•Digital services revenue, which is predominantly from BLOX Digital, totaled $5 million in the quarter.
•Operating expenses totaled $163 million and Cash Costs totaled $143 million, a 4% and 4% increase compared to the prior year, respectively.
•Adjusted EBITDA totaled $17 million.
2025 Fiscal Year Outlook:

Total Digital Revenue	YOY growth in the range of 7% - 10%
Adjusted EBITDA	YOY growth in the low-single digits
Debt and Free Cash Flow:
The Company has $446 million of debt outstanding under our Credit Agreement(5) with BH Finance. The financing has favorable terms including a 25-year maturity, a fixed annual interest rate of 9.0%, no fixed principal payments, and no financial performance covenants.
As of and for the period ended September 29, 2024:
•The principal amount of debt totaled $446 million, a reduction of $10 million for the fiscal year.
•Cash on the balance sheet totaled $10 million. Debt, net of cash on the balance sheet, totaled $436 million.
•Capital expenditures totaled $9 million in FY24. We expect capital expenditures in FY25 to be approximately $12 million.
•For fiscal year 2024, cash paid for income taxes totaled $7 million. We expect cash paid for income taxes to total between $4 million and $10 million in FY25.
•We made no pension contributions in the fiscal year.
Conference Call Information:
As previously announced, we will hold an earnings conference call and audio webcast today at 9 a.m. Central Time. The live webcast will be accessible at www.lee.net and will be available for replay 24 hours later. Analysts have been invited to ask questions on the call. Questions from other participants may be submitted by participating in the webcast. To participate in the live conference call via telephone, please register here. Upon registering, a dial-in number and unique PIN will be provided to join the conference call.

About Lee:
Lee Enterprises is a major subscription and advertising platform and a leading provider of local news and information, with daily newspapers, rapidly growing digital products and nearly 350 weekly and specialty publications serving 73 markets in 26 states. Our core commitment is to provide valuable, intensely local news and information to the communities we serve. Our markets include St. Louis, MO; Buffalo, NY; Omaha, NE; Richmond, VA; Lincoln, NE; Madison, WI; Davenport, IA; and Tucson, AZ. Lee Common Stock is traded on NASDAQ under the symbol LEE. For more information about Lee, please visit www.lee.net.
FORWARD-LOOKING STATEMENTS — The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release contains information that may be deemed forward-looking that is based largely on our current expectations, and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties, which in some instances are beyond our control, are:

•We may be required to indemnify the previous owners of BH Media or The Buffalo News for unknown legal and other matters that may arise;
•Our ability to manage declining print revenue and circulation subscribers;
•The impact and duration of adverse conditions in certain aspects of the economy affecting our business;

•Changes in advertising and subscription demand;
•Changes in technology that impact our ability to deliver digital advertising;
•Potential changes in newsprint, other commodities and energy costs;
•Interest rates;
•Labor costs;
•Significant cyber security breaches or failure of our information technology systems;
•Our ability to achieve planned expense reductions and realize the expected benefit of our acquisitions;
•Our ability to maintain employee and customer relationships;
•Our ability to manage increased capital costs;
•Our ability to maintain our listing status on NASDAQ;
•Competition; and
•Other risks detailed from time to time in our publicly filed documents.
Any statements that are not statements of historical fact (including statements containing the words “may”, “will”, “would”, “could”, “believes”, “expects”, “anticipates”, “intends”, “plans”, “projects”, “considers” and similar expressions) generally should be considered forward-looking statements. Statements regarding our plans, strategies, prospects and expectations regarding our business and industry and our responses thereto may have on our future operations, are forward-looking statements. They reflect our expectations, are not guarantees of performance and speak only as of the date the statement is made. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this report. We do not undertake to publicly update or revise our forward-looking statements, except as required by law.
Contact:
IR@lee.net
(563) 383-2100

CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended		Twelve months ended
(Thousands of Dollars, Except Per Share Data)	September 29, 2024	September 24, 2023	September 29, 2024	September 24, 2023

Operating revenue:
Print Advertising revenue	19,370	23,302	81,488	125,804
Digital Advertising revenue	52,466	49,270	194,213	193,173
Advertising and marketing services revenue	71,836	72,572	275,701	318,977
Print Subscription revenue	49,141	58,792	197,584	252,591
Digital Subscription revenue	23,902	18,661	84,331	60,700
Subscription revenue	73,043	77,453	281,915	313,291
Print Other revenue	8,418	8,966	33,257	39,508
Digital Other revenue	5,276	5,020	20,507	19,362
Other revenue	13,694	13,986	53,764	58,870
Total operating revenue	158,573	164,011	611,380	691,138
Operating expenses:
Compensation	58,824	59,048	234,581	266,907
Newsprint and ink	3,712	5,102	16,813	25,346
Other operating expenses	80,704	73,714	301,950	323,067
Depreciation and amortization	6,178	7,524	27,616	30,621
Assets loss (gain) on sales, impairments and other, net	6,466	6,137	11,193	1,882
Restructuring costs and other	7,054	4,552	19,253	12,673
Operating expenses	162,938	156,077	611,406	660,496
Equity in earnings of associated companies	703	2,993	4,572	6,527
Operating income	(3,662)	10,927	4,546	37,169
Non-operating (expense) income:
Interest expense	(10,805)	(10,326)	(41,232)	(41,471)
Pension withdrawal cost	—	(1,200)	—	(1,200)
Pension and OPEB related benefit (cost) and other, net	814	162	1,910	2,420
Curtailment/Settlement gain	—	—	3,593	—
Non-operating expenses, net	(9,991)	(11,364)	(35,729)	(40,251)
Income (loss) before income taxes	(13,653)	(437)	(31,183)	(3,082)
Income tax (benefit) expense	(4,172)	888	(7,610)	(349)
Net (loss) income	(9,481)	(1,325)	(23,573)	(2,733)
Net income attributable to non-controlling interests	(609)	(659)	(2,272)	(2,534)
Loss attributable to Lee Enterprises, Incorporated	(10,090)	(1,984)	(25,845)	(5,267)

Loss per common share:
Basic	(1.69)	(0.32)	(4.35)	(0.90)
Diluted	(1.69)	(0.32)	(4.35)	(0.90)

DIGITAL / PRINT REVENUE COMPOSITION
(UNAUDITED)

	Three months ended		Twelve months ended
(Thousands of Dollars)	September 29, 2024	September 24, 2023	September 29, 2024	September 24, 2023

Digital Advertising and Marketing Services Revenue	52,466	49,270	194,213	193,173
Digital Only Subscription Revenue	23,902	18,661	84,331	60,700
Digital Services Revenue	5,276	5,020	20,507	19,362
Total Digital Revenue	81,644	72,951	299,051	273,235
Print Advertising Revenue	19,370	23,302	81,488	125,804
Print Subscription Revenue	49,141	58,792	197,584	252,591
Other Print Revenue	8,418	8,966	33,257	39,508
Total Print Revenue	76,929	91,060	312,329	417,903
Total Operating Revenue	158,573	164,011	611,380	691,138

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
The table below reconciles the non-GAAP financial performance measure of Adjusted EBITDA to Net loss, its most directly comparable U.S. GAAP measure:

	Three months ended		Twelve months ended
(Thousands of Dollars)	September 29, 2024	September 24, 2023	September 29, 2024	September 24, 2023

Net loss	(9,481)	(1,325)	(23,573)	(2,733)
Adjusted to exclude
Income tax (benefit) expense	(4,172)	888	(7,610)	(349)
Non-operating expenses, net	9,991	11,364	35,729	40,251
Equity in earnings of TNI and MNI(6)	(703)	(2,993)	(4,572)	(6,527)
Assets loss on sales, impairments and other, net	6,466	6,137	11,193	1,882
Depreciation and amortization	6,178	7,524	27,616	30,621
Restructuring costs and other	7,054	4,552	19,253	12,673
Stock compensation	553	421	1,751	1,806
Add:
Ownership share of TNI and MNI EBITDA (50%)	874	3,476	5,519	7,604
Adjusted EBITDA	16,760	30,044	65,306	85,228
The table below reconciles the non-GAAP financial performance measure of Cash Costs to Operating expenses, the most directly comparable U.S. GAAP measure:

	Three months ended		Twelve months ended
(Thousands of Dollars)	September 29, 2024	September 24, 2023	September 29, 2024	September 24, 2023

Operating expenses	162,938	156,077	611,406	660,496
Adjustments
Depreciation and amortization	6,178	7,524	27,616	30,621
Assets loss (gain) on sales, impairments and other, net	6,466	6,137	11,193	1,882
Restructuring costs and other	7,054	4,552	19,253	12,673
Cash Costs	143,240	137,864	553,344	615,320

The table below reconciles the non-GAAP financial performance measure of Same-store Revenues to Operating Revenues, its most directly comparable U.S. GAAP measure:

	Three months ended		Twelve months ended
(Thousands of Dollars)	September 29, 2024	September 24, 2023	September 29, 2024	September 24, 2023

Print Advertising Revenue	19,370	23,302	81,488	125,804
Exited operations	9	(790)	(900)	(19,051)
Same-store, Print Advertising Revenue	19,379	22,512	80,588	106,753
Digital Advertising and Marketing Services Revenue	52,466	49,270	194,213	193,173
Exited operations	(1)	(443)	(96)	(2,897)
Same-store, Digital Advertising and Marketing Services Revenue	52,465	48,827	194,117	190,276
Total Advertising Revenue	71,836	72,572	275,701	318,977
Exited operations	8	(1,233)	(996)	(21,948)
Same-store, Total Advertising Revenue	71,844	71,339	274,705	297,029
Print Subscription Revenue	49,141	58,792	197,584	252,591
Exited operations	—	(373)	(174)	(2,163)
Same-store, Print Subscription Revenue	49,141	58,419	197,410	250,428
Digital Subscription Revenue	23,902	18,661	84,331	60,700
Exited operations	—	(262)	(84)	(1,038)
Same-store, Digital Subscription Revenue	23,902	18,399	84,247	59,662
Total Subscription Revenue	73,043	77,453	281,915	313,291
Exited operations	—	(635)	(258)	(3,201)
Same-store, Total Subscription Revenue	73,043	76,818	281,657	310,090
Print Other Revenue	8,418	8,966	33,257	39,508
Exited operations	—	(73)	(1)	(396)
Same-store, Print Other Revenue	8,418	8,893	33,256	39,112
Digital Other Revenue	5,276	5,020	20,507	19,362
Exited operations	—	—	—	—
Same-store, Digital Other Revenue	5,276	5,020	20,507	19,362
Total Other Revenue	13,694	13,986	53,764	58,870
Exited operations	—	(74)	(1)	(396)
Same-store, Total Other Revenue	13,694	13,912	53,763	58,474
Total Operating Revenue	158,573	164,011	611,380	691,138
Exited operations	8	(1,942)	(1,255)	(25,545)
Same-store, Total Operating Revenue	158,581	162,069	610,125	665,593

NOTES
(1)Total Digital Revenue is defined as digital advertising and marketing services revenue (including Amplified Digital® Agency), digital-only subscription revenue and digital services revenue.
(2)Same-store revenues is a non-GAAP performance measure based on U.S. GAAP revenues for Lee for the current period, excluding exited operations. Exited operations include (1) business divestitures and (2) the elimination of stand-alone print products discontinued within our markets.
(3)This earnings release is a preliminary report of results for the periods included. The reader should refer to the Company's most recent reports on Form 10-Q and on Form 10-K for definitive information.
(4)The following are non-GAAP (Generally Accepted Accounting Principles) financial measures for which reconciliations to relevant U.S GAAP measures are included in tables accompanying this release:
•Adjusted EBITDA is a non-GAAP financial performance measure that enhances financial statement users overall understanding of the operating performance of the Company. The measure isolates unusual, infrequent or non-cash transactions from the operating performance of the business. This allows users to easily compare operating performance among various fiscal periods and how management measures the performance of the business. This measure also provides users with a benchmark that can be used when forecasting future operating performance of the Company that excludes unusual, nonrecurring or one-time transactions. Adjusted EBITDA is a component of the calculation used by stockholders and analysts to determine the value of our business when using the market approach, which applies a market multiple to financial metrics. It is also a measure used to calculate the leverage ratio of the Company, which is a key financial ratio monitored and used by the Company and its investors. Adjusted EBITDA is defined as net income (loss), plus non-operating expenses, income tax expense, depreciation and amortization, assets loss (gain) on sales, impairments and other, restructuring costs and other, stock compensation and our 50% share of EBITDA from TNI and MNI, minus equity in earnings of TNI and MNI.
•Cash Costs represent a non-GAAP financial performance measure of operating expenses which are measured on an accrual basis and settled in cash. This measure is useful to investors in understanding the components of the Company’s cash-settled operating costs. Periodically, the Company provides forward-looking guidance of Cash Costs, which can be used by financial statement users to assess the Company's ability to manage and control its operating cost structure. Cash Costs are defined as compensation, newsprint and ink and other operating expenses. Depreciation and amortization, assets loss (gain) on sales, impairments and other, other non-cash operating expenses and other expenses are excluded. Cash Costs also exclude restructuring costs and other, which are typically paid in cash.
(5)The Company's debt is the $576 million term loan under a credit agreement with BH Finance LLC dated January 29, 2020 (the "Credit Agreement"). Excess Cash Flow is defined under the Credit Agreement as any cash greater than $20,000,000 on the balance sheet in accordance with U.S. GAAP at the end of each fiscal quarter, beginning with the quarter ending June 28, 2020.
(6)TNI refers to TNI Partners publishing operations in Tucson, AZ. MNI refers to Madison Newspapers, Inc. publishing operations in Madison, WI.